EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
29West Inc.	Illinois, USA
29West Ltd.	United Kingdom
Active Endpoints, Inc.	Delaware, USA
ActiveBase Ltd.	Israel
AddressDoctor GmbH	Germany
Agent Logic, Inc.	Delaware, USA
Applimation India Private Limited	India
Applimation, Inc.	Delaware, USA
Data Scout Solutions GmbH	Germany
Data Scout Solutions Group Limited	United Kingdom
Data Scout Solutions Limited	United Kingdom
Data Scout Solutions LLC	Delaware, USA
Heiler Software GmbH	Germany
Heiler Software Corporation	Michigan, USA
I.D.I. Informatica Data Integration Ltd.	Israel
Identity Systems Australia Holdings Pty Ltd.	Australia
Identity Systems Pty Ltd.	Australia
Identity Systems UK Ltd.	United Kingdom
Identity Systems, Inc.	Delaware, USA
INFA Software Philippines Corporation	The Philippines
INFA Sweden AB	Sweden
Info Corp Informática Portugal, sociedade unipessoal Lda.	Portugal
Informatica (Beijing) Information Technology Company Ltd	China
Informatica Australia PTY Limited	Australia
Informatica Belgie BVBA	Belgium
Informatica Business Solutions Private Ltd.	India
Informatica Cayman Ltd.	Cayman Islands
Informatica Data Integration Iberica SL	Spain
Informatica Deutschland GmbH	Germany
Informatica Development Ltd.	United Kingdom
Informatica Federal Operations Corp.	Delaware, USA
Informatica France S.A.S.	France
Informatica GmbH	Germany
Informatica Holding GmbH & Co. KG	Germany
Informatica International, Inc.	Delaware, USA
Informatica Ireland Ltd.	Ireland
Informatica Japan KK	Japan
Informatica Korea Corporation	Korea
Informatica Nederland B.V.	The Netherlands
Informatica Research and Development Center LLC	Russia
Informatica S.E.A. Pte. Ltd.	Singapore
Informatica Software (Schweiz) AG	Switzerland
Informatica Software C.V.	The Netherlands
Informatica Software de Mexico S. de R.L. de C.V.	Mexico
Informatica Software Italia S.r.l.	Italy

Name	Jurisdiction of Incorporation
Informatica Software JLT	Dubai
Informatica Software Limited	Hong Kong
Informatica Software Ltd	United Kingdom
Informatica Software Ltd.	Canada
Informatica Software SA	South Africa
Informatica Software Services de Mexico SA de CV.	Mexico
Informatica Taiwan Co. Ltd.	Taiwan
Informatica Verwaltungs GmbH	Germany
IS Informatica Software Ltda.	Brazil
Itemfield, Inc.	Delaware, USA
Siperian LLC	Delaware, USA
Siperian UK Ltd.	United Kingdom
TierData, Inc.	California, USA
WisdomForce Technologies, Inc.	Washington, USA

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